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Exhibit 23.2

                          Independent Auditors Consent




The Board of Directors
American International Petroleum Corporation:

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated March 30, 1999, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998.


HEIN + ASSOCIATES LLP



Houston, Texas
September 7, 1999